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As filed with the Securities and Exchange Commission on August 20, 2004

Registration No. 333-116310

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 2
TO
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REAL MEX RESTAURANTS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5810 (Primary Standard Industrial Classification Code Number)	13-4012902 (I.R.S. Employer Identification No.)

4001 Via Oro Avenue, Suite 200 Long Beach, California 90810 (310) 513-7500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

See Table of Additional Registrants Below

Frederick F. Wolfe
President and Chief Executive Officer
Real Mex Restaurants, Inc.
4001 Via Oro Avenue, Suite 200
Long Beach, California 90810
(310) 513-7500
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy to:
Carmen J. Romano, Esq. Dechert LLP 4000 Bell Atlantic Tower 1717 Arch Street Philadelphia, Pennsylvania 19103 (215) 994-4000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Name	State of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
Acapulco Restaurants, Inc.	Delaware	5810	13-3304897
El Torito Restaurants, Inc.	Delaware	5810	33-0197059
El Torito Franchising Company	Delaware	5810	33-0722754
El Paso Cantina, Inc.	California	5810	95-2810112
Murray Pacific	California	5810	95-3721596
TARV, Inc.	California	5810	33-0338081
ALA Design, Inc.	California	5810	95-3218584
Acapulco Restaurant of Westwood, Inc.	California	5810	13-0631162
Acapulco Restaurant of Moreno Valley, Inc.	California	5810	33-0874606
Acapulco Restaurant of Ventura, Inc.	California	5810	13-3353626
Acapulco Restaurant of Downey, Inc.	California	5810	95-4122910
Acapulco Restaurants of Encinitas, Inc.	California	5810	95-4084400
Acapulco Mark Corp.	Delaware	5810	13-3923570
Real Mex Foods, Inc.	California	5810	95-3218585

        The address, including zip code, of the principal offices of the additional registrants listed above is: 4001 Via Oro Avenue, Suite 200, Long Beach, California 90810; and the telephone number at that address is (310) 513-7500.

EXPLANATORY NOTE

        This Amendment No. 2 to the Form S-4 Registration Statement is being filed for the sole purpose of filing an additional exhibit.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Indemnification:    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrants. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Our bylaws provide for indemnification by us of any director or officer (as such term is defined in the bylaws) of Real Mex Restaurants, Inc., or any person who, at our request, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, except to the extent that such indemnification is prohibited by law. The bylaws also provide that we may advance expenses incurred by a director or officer in defending a proceeding prior to the final disposition of such proceeding. The bylaws do not limit our ability to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the bylaws. We may purchase insurance covering the potential liabilities of the directors and officers of Real Mex Restaurants, Inc. or any constituent corporations or any person who, at our request, is or was serving as a director or officer of, or in any other capacity for, any other enterprise.

        Limitation of Liability:    Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)
  Exhibits

        The following exhibits are filed herewith unless otherwise indicated:

3.1	Amended and Restated Certificate of Incorporation of Real Mex Restaurants, Inc.†
3.2	Bylaws of Real Mex Restaurants, Inc.†
3.3	Certificate of Incorporation of Acapulco Restaurants, Inc.†
3.4	Bylaws of Acapulco Restaurants, Inc.†
3.5	Certificate of Incorporation of El Torito Restaurants, Inc.†
3.6	Bylaws of El Torito Restaurants, Inc.†
3.7	Certificate of Incorporation of El Torito Franchising Company†
3.8	Bylaws of El Torito Franchising Company†
3.9	Articles of Incorporation of Acapulco Restaurant of Ventura, Inc.†
3.10	Bylaws of Acapulco Restaurant of Ventura, Inc.†

3.11	Articles of Incorporation of Acapulco Restaurant of Westwood, Inc.†
3.12	Bylaws of Acapulco Restaurant of Westwood, Inc.†
3.13	Articles of Incorporation of Acapulco Restaurant of Downey, Inc.†
3.14	Bylaws of Acapulco Restaurant of Downey, Inc.†
3.15	Articles of Incorporation of Murray Pacific†
3.16	Bylaws of Murray Pacific†
3.17	Articles of Incorporation of Acapulco Restaurants of Encinitas, Inc.†
3.18	Bylaws of Acapulco Restaurants of Encinitas, Inc.†
3.19	Articles of Incorporation of Acapulco Restaurant of Moreno Valley, Inc.†
3.20	Bylaws of Acapulco Restaurant of Moreno Valley, Inc.†
3.21	Articles of Incorporation of El Paso Cantina, Inc.†
3.22	Bylaws of El Paso Cantina, Inc.†
3.23	Articles of Incorporation of Real Mex Foods, Inc.†
3.24	Bylaws of Real Mex Foods, Inc.†
3.25	Articles of Incorporation of TARV, Inc.†
3.26	Bylaws of TARV, Inc.†
3.27	Articles of Incorporation of ALA Design, Inc.†
3.28	Bylaws of ALA Design, Inc.†
3.29	Articles of Incorporation of Acapulco Mark Corp.†
3.30	Bylaws of Acapulco Mark Corp.†
4.1	Indenture, dated as of March 31, 2004, among Real Mex Restaurants, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee.†
4.2	Form of 10% Senior Secured Note Due 2010 (included in Exhibit 4.1)†
4.3	Registration Rights Agreement, dated as of March 31, 2004, by and among Real Mex Restaurants, Inc., the guarantors named therein, Jefferies & Company, Inc. and Deutsche Bank Securities Inc.†
5.1	Opinion of Dechert LLP
10.1
Amended and Restated Revolving Credit Agreement, dated as of March 31, 2004, by and among Real Mex Restaurants, Inc., Acapulco Restaurants, Inc., El Torito Franchising Company, El Torito Restaurants, Inc., Acapulco, Restaurants of Encinitas, Inc., TARV, Inc., Acapulco Restaurant of Ventura, Inc., Acapulco Restaurant of Westwood, Inc., Acapulco Mark Corp., Murray Pacific, Ala Design, Inc., Real Mex Foods, Inc., Acapulco Restaurant of Downey, Inc., Acapulco Restaurant of Moreno Valley, Inc., El Paso Cantina, Inc., as Borrowers, Fleet National Bank and the other financial institutions listed therein, as Lenders, and Fleet National Bank, as agent and administrative agent with Fleet Securities, Inc. as arranger.†
10.2	Intercreditor Agreement, dated as of March 31, 2004, by and between Wells Fargo Bank, N.A., as collateral agent and as trustee, and Fleet National Bank, as administrative agent.†

10.3
Amended and Restated Securities Holders Agreement, dated as of June 28, 2000, among Real Mex Restaurants, Inc., Bruckmann, Rosser, Sherrill & Co., L.P., Furman Selz Investors II, L.P. and other investors as named therein (including Registration Rights Agreement, attached as Exhibit C).†
10.4
Amendments No. 1 to Amended and Restated Securities Holders Agreement, dated as of November 28, 2001, among Real Mex Restaurants, Inc., Bruckmann, Rosser, Sherrill & Co., L.P., Furman Selz Investors II, L.P. and other investors as named therein.†
10.5
Amendment No. 2 to Amended and Restated Securities Holders Agreement, dated as of September 23, 2003, among Real Mex Restaurants, Inc., Bruckmann, Rosser, Sherrill & Co., L.P., Furman Selz Investors II, L.P. and other investors as named therein.†
10.6
Shareholder Voting Agreement, dated as of July 13, 1998, among Furman Selz Investors II, L.P. and other investors listed therein, as shareholders, and Harold O. Rosser and Stephen C. Sherrill, as proxyholders.†
10.7
Shareholder Voting Agreement, dated as of November 29, 2001, among Furman Selz Investors II, L.P. and other investors listed therein, as shareholders, and Harold O. Rosser and Stephen C. Sherrill, as proxyholders.†
10.8	Restricted Stock Agreement, dated as of September 23, 2002, by and between Real Mex Restaurants, Inc. and Frederick Wolfe.†
10.9	Amended and Restated Real Mex Restaurants, Inc. 2000 Stock-Based Incentive Compensation Plan.†
10.10	Real Mex Restaurants, Inc. 1998 Stock-Based Incentive Compensation Plan.†
10.11
Amended and Restated Management Agreement, dated as of June 28, 2000, among Bruckmann, Rosser, Sherrill & Co., Inc., FS Private Investments, L.L.C., as the service providers, and Real Mex Restaurants, Inc., Acapulco Restaurants Inc., El Torito Restaurants, Inc., and El Torito Franchising Company, as the Company.†
10.12	Warrant Agreement, dated as of June 27, 2000, by and between Real Mex Restaurants, Inc. and Blackstone Mezzanine Holdings, L.P.†
10.13	Warrant Agreement, dated as of June 27, 2000, by and between Real Mex Restaurants, Inc. and Blackstone Mezzanine Partners L.P.†
10.14	Warrant Agreement, dated as of June 28, 2000, by and between Real Mex Restaurants, Inc. and Canterbury Mezzanine Capital II L.P.†
10.15	Employment Agreement, dated as of August 2, 2004, by and between Real Mex Restaurants, Inc. and Frederick Wolfe.†
12.1	Computation of Ratio of Earnings to Fixed Charges.†
21.1	Subsidiaries of Real Mex Restaurants, Inc.†
23.1	Consent of Ernst & Young LLP.†
23.2	Consent of Dechert LLP (included in Exhibit 5.1).
24.1	Powers of Attorney.†
25.1	Statement of Eligibility of Wells Fargo Bank, N.A. as trustee, on Form T-1.†
99.1	Form of Letter of Transmittal.†
99.2	Form of Notice of Guaranteed Delivery.†

99.3	Form of Letter to Holders.†
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.†
99.5	Form of Letter to Clients.†
99.6	Guidelines for Certification of Taxpayer Indentification Number on Substitute Form W-9.†

†
previously filed

(b)
Financial Statement Schedules:

        Schedules not listed below are omitted because of the absence of the conditions under which they are required or because of the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

  (a)
  The undersigned registrants hereby undertake:

  (1)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c)
  The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (d)
  The undersigned registrants hereby undertake to supply by means of a post effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on August 20, 2004.

REAL MEX RESTAURANTS, INC.
By:	/s/ FREDERICK F. WOLFE
	Name:	Frederick F. Wolfe
	Title:	President and Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FREDERICK F. WOLFE Frederick F. Wolfe	President and Chief Executive Officer and Director (Principal Executive Officer)	August 20, 2004
/s/ STEVEN TANNER Steven Tanner	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	August 20, 2004
* Fortunato N. Valenti	Director	August 20, 2004
* Richard Stockinger	Director	August 20, 2004
* Harold O. Rosser	Director	August 20, 2004
* Brian P. Friedman	Director	August 20, 2004
* J. Rice Edmonds	Director	August 20, 2004
* Michael J. Hislop	Director	August 20, 2004
*By:	/s/ FREDERICK F. WOLFE Frederick F. Wolfe Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on August 20, 2004.

ACAPULCO RESTAURANTS, INC.
EL TORITO RESTAURANTS, INC.
EL TORITO FRANCHISING COMPANY
ACAPULCO RESTAURANT OF VENTURA, INC.
ACAPULCO RESTAURANT OF WESTWOOD, INC.
ACAPULCO RESTAURANT OF DOWNEY, INC.
MURRAY PACIFIC
ACAPULCO RESTAURANTS OF ENCINITAS, INC.
ACAPULCO RESTAURANT OF MORENO VALLEY, INC.
EL PASO CANTINA, INC.
REAL MEX FOODS, INC.
TARV, INC.
ALA DESIGN, INC.
ACAPULCO MARK CORP.
By:	/s/ FREDERICK F. WOLFE
	Name:	Frederick F. Wolfe
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ FREDERICK F. WOLFE Frederick F. Wolfe	President (Principal Executive Officer)	August 20, 2004
/s/ STEVEN TANNER Steven Tanner	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	August 20, 2004
* Fortunato N. Valenti	Director	August 20, 2004
* Richard Stockinger	Director	August 20, 2004
* Harold O. Rosser	Director	August 20, 2004
* Brian P. Friedman	Director	August 20, 2004
* J. Rice Edmonds	Director	August 20, 2004
* Michael J. Hislop	Director	August 20, 2004
*By:	/s/ FREDERICK F. WOLFE Frederick F. Wolfe Attorney-in-Fact

QuickLinks

Table of Additional Registrants
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  ITEM 22. UNDERTAKINGS.
SIGNATURES
SIGNATURES